UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

FEDERAL TRADE COMMISSION,
Case No. 1:20-CV-1668-JPB
Plaintiff,

v.

PROG LEASING, LLC, a limited liability
company, also d/b/a Progressive Leasing,

Defendant.

STIPULATED ORDER FOR PERMANENT INJUNCTION AND MONETARY JUDGMENT

Plaintiff, the Federal Trade Commission (“Commission” or “FTC”), filed its Complaint For Permanent Injunction and Other Equitable Relief (“Complaint”) in this matter, pursuant to Section 13(b) of the Federal Trade Commission Act (“FTC Act”), 15 U.S.C. § 53(b).

The Commission and Defendant stipulate to the entry of this Stipulated Order for Permanent Injunction and Monetary Judgment (“Order”) to resolve all matters in dispute in this action between them.

THEREFORE, IT IS ORDERED as follows:

FINDINGS

1. This Court has jurisdiction over this matter.

2. The Complaint charges that Defendant participated in deceptive acts or practices in violation of Section 5 of the FTC Act, 15 U.S.C. § 45, in the marketing, offering for sale, or sale of Rent-to-Own products.

3. Defendant neither admits nor denies any of the allegations in the Complaint, except as specifically stated in this Order. Only for purposes of this action, Defendant admits the facts necessary to establish jurisdiction.

4. Defendant waives any claim that it may have under the Equal Access to Justice Act, 28 U.S.C. § 2412, concerning the prosecution of this action through the date of this Order, and agrees to bear its own costs and attorney fees. Defendant waives and releases any claims that it may have against the Commission and its agents that relate to this action.

5. Defendant and the Commission waive all rights to appeal or otherwise challenge or contest the validity of this Order.

DEFINITIONS

For the purpose of this Order, the following definitions apply:

A.	“Clear(ly) and Conspicuous(ly)” means that a required disclosure is difficult to miss (i.e., easily noticeable) and easily understandable by ordinary consumers, including in all of the following ways:

1.

In any communication that is solely visual or solely audible, the disclosure must be made through the same means through which the communication is presented. In any communication made through both visual and audible means, such as a television advertisement, the disclosure must be presented simultaneously in both the visual and audible portions of the communication even if the representation requiring the disclosure is made in only one means.

2.

A visual disclosure, by its size, contrast, location, the length of time it appears, and other characteristics, must stand out from any accompanying text or other visual elements so that it is easily noticed, read, and understood.

3.	An audible disclosure, including by telephone or streaming video, must be delivered in a volume, speed, and cadence sufficient for ordinary consumers to easily hear and understand it.

4.	In any communication using an interactive electronic medium, such as the Internet or software, the disclosure must be unavoidable.

5.	The disclosure must use diction and syntax understandable to ordinary consumers and must appear in each language in which the representation that requires the disclosure appears.

6.	The disclosure must comply with these requirements in each medium through which it is received, including all electronic devices and face-to-face communications.

7.	The disclosure must not be contradicted or mitigated by, or inconsistent with, anything else in the communication.

8.	When the representation or sales practice targets a specific audience, such as children, the elderly, or the terminally ill, “ordinary consumers” includes reasonable members of that group.

B.	“Defendant” means Prog Leasing, LLC, d/b/a Progressive Leasing, and its successors and assigns.

C.	“Express, Informed Consent” means an affirmative act communicating unambiguous assent to be charged, made after receiving and in close proximity to a Clear and Conspicuous disclosure of all material information related to the charge(s), including the following: (1) the number, amount, and timing of the charge(s); (2) if ownership of the item(s) for which the charge(s) are being incurred is a possibility, the total cost to own if the consumer were to incur all scheduled charges; and (3) if ownership is not a possibility, that fact.

D.

“Person” means a natural person, organization, or other legal entity, including a corporation, partnership, proprietorship, association, cooperative, or any other group or combination acting as an entity.

E.	“Rent-to-Own” means the purchase or rental of any good or service with payments over time and the option to purchase the good or service.

ORDER

I. PROHIBITION AGAINST MISREPRESENTATIONS

IT IS ORDERED that Defendant, Defendant’s officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in connection with the marketing, offering for sale, or sale of Rent-to-Own goods and services are permanently restrained and enjoined from:

A.	Misrepresenting or assisting others in misrepresenting, expressly or by implication:

	1.	costs, including the total cost to own any item; fees; charges; or interest, including that there is no interest without Clearly and Conspicuously disclosing the total cost;

2.	the nature of the good or service, including whether the good or service is financing or leasing;

3.	the availability of any options to own, rent, or lease; which option, if any, the consumer is enrolled in; when each option is available; and how each option may be exercised; and

4.	any other material fact, such as: any material restrictions, limitations, or conditions; or any material aspect of the Rent-to-Own good or service.

B.

Making any representation or assisting others in making any representation, expressly or by implication, regarding any option to own, rent, lease, or finance, or about any term related to any option to own, rent, lease, or finance, unless Defendant discloses Clearly and Conspicuously, and in close proximity to the representation, the following:

1.	the steps the consumer must take to exercise the option;

2.	if ownership is a possibility under the option, the total cost to own under the option; and

3.	if ownership is not a possibility under the option, that fact; and the claim is not otherwise misleading.

II. PROMOTIONAL AND OTHER MATERIALS

IT IS FURTHER ORDERED that Defendant, directly or through any corporation, subsidiary, division, trade name, or other device, in connection with the marketing, offering for sale, or sale of Rent-to-Own goods and services shall not provide to others any information, including any advertising, labeling, promotional, or training materials, with which to engage in any conduct prohibited by this Order.

III. VETTING AND MONITORING REQUIREMENTS

IT IS FURTHER ORDERED that Defendant, Defendant’s officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, in the marketing, offering for sale, or sale of Rent-to-Own goods and services, shall:

A.

Vet and monitor the acts and practices of any business, entity, or other organization that offers or will offer Defendant’s Rent-to-Own goods or services to consumers, including marketing materials, training materials, and communications with consumers in the marketing, offering for sale, or sale of Defendant’s Rent-to-Own goods and services, to ensure compliance with this Order; and

B.	Promptly and completely investigate any complaints, legal actions, or other materials regarding acts or practices prohibited by this Order.

IV. EXPRESS, INFORMED CONSENT TO CHARGES

IT IS FURTHER ORDERED that Defendant and its officers, agents, and employees, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, whether acting directly or indirectly, are restrained and enjoined from billing a consumer for any charge for Rent-to-Own goods or services without having obtained Express, Informed Consent to bill the consumer for the charge.

V. MONETARY JUDGMENT

IT IS FURTHER ORDERED that:

A.	Judgment in the amount of One Hundred Seventy Five Million Dollars ($175,000,000) is entered in favor of the Commission against Defendant as equitable monetary relief.

B.

Defendant is ordered to pay to the Commission One Hundred Seventy Five Million Dollars ($175,000,000), which, as Defendant stipulates, its undersigned counsel holds in escrow for no purpose other than payment to the Commission. Such payment must be made within 7 days of entry of this Order by electronic fund transfer in accordance with instructions previously provided by a representative of the Commission.

VI. ADDITIONAL MONETARY PROVISIONS

IT IS FURTHER ORDERED that:

A.	Defendant relinquishes dominion and all legal and equitable right, title, and interest in all assets transferred pursuant to this Order and may not seek the return of any assets.

B.

The facts alleged in the Complaint will be taken as true, without further proof, in any subsequent civil litigation by or on behalf of the Commission in a proceeding to enforce its rights to any payment or monetary judgment pursuant to this Order, such as a nondischargeability complaint in any bankruptcy case.

C.

The facts alleged in the Complaint establish all elements necessary to sustain an action by the Commission pursuant to Section 523(a)(2)(A) of the Bankruptcy Code, 11 U.S.C. § 523(a)(2)(A), and this Order will have collateral estoppel effect for such purposes.

D.	Defendant acknowledges that its Taxpayer Identification Number, which Defendant previously submitted to the Commission, may be used for collecting and reporting on any delinquent amount arising out of this Order, in accordance with 31 U.S.C. § 7701.

E.	All money paid to the Commission pursuant to this Order may be deposited into a fund administered by the Commission or its designee to be used for equitable relief, including consumer redress and any attendant expenses for the administration of any redress fund. If a representative of the Commission decides that direct redress to consumers is wholly or partially impracticable or money remains after redress is completed, the Commission may apply any remaining money for such other equitable relief (including consumer information remedies) as it determines to be reasonably related to Defendant’s practices alleged in the Complaint. Any money not used for such equitable relief is to be deposited to the U.S. Treasury as disgorgement. Defendant has no right to challenge any actions the Commission or its representatives may take pursuant to this Subsection.

VII. CUSTOMER INFORMATION

IT IS FURTHER ORDERED that Defendant, Defendant’s officers, agents, employees, and attorneys, and all other persons in active concert or participation with any of them, who receive actual notice of this Order, are permanently restrained and enjoined from directly or indirectly failing to provide sufficient customer information to enable the Commission to efficiently administer consumer redress. Defendant represents that it has provided this redress information to the Commission. If a representative of the Commission requests in writing any information related to redress, Defendant must provide it, in the form prescribed by the Commission, within 14 days.

VIII. ORDER ACKNOWLEDGMENTS

IT IS FURTHER ORDERED that Defendant obtains acknowledgments of receipt of this Order:

A.	Defendant, within 7 days of entry of this Order, must submit to the Commission an acknowledgment of receipt of this Order sworn under penalty of perjury.

B.	For 3 years after entry of this Order, Defendant must deliver a copy of this Order to: (1) all principals, officers, directors, and LLC managers and members; (2) all employees, agents, and representatives with managerial responsibilities for conduct related to the subject matter of the Order; and (3) any business entity resulting from any change in structure as set forth in the Section titled Compliance Reporting. Delivery must occur within 7 days of entry of this Order for current personnel. For all others, delivery must occur before they assume their responsibilities.

C.	From each individual or entity to which Defendant delivered a copy of this Order, Defendant must obtain, within 60 days, a signed and dated acknowledgment of receipt of this Order.

IX. COMPLIANCE REPORTING

IT IS FURTHER ORDERED that Defendant makes timely submissions to the Commission:

A.	180 days after entry of this Order, Defendant must submit a compliance report, sworn under penalty of perjury.

	1.	Defendant must: (a) identify the primary physical, postal, and email address and telephone number, as designated points of contact, which representatives of the Commission may use to communicate with Defendant; (b) identify all of Defendant’s businesses by all of their names, telephone numbers, and physical, postal, email, and Internet addresses; (c) describe the activities of each business, including the goods and services offered, the means of advertising, marketing, and sales; (d) describe in detail whether and how Defendant is in compliance with each Section of this Order; and (e) provide a copy of each Order Acknowledgment obtained pursuant to this Order, unless previously submitted to the Commission.

B.	For 10 years after entry of this Order, Defendant must submit a compliance notice, sworn under penalty of perjury, within 14 days of any change in the following:

	1.	Defendant must report any change in: (a) any designated point of contact; or (b) the structure of Defendant or any entity that Defendant has any ownership interest in or controls directly or indirectly that may affect compliance obligations arising under this Order, including: creation, merger, sale, or dissolution of the entity or any subsidiary, parent, or affiliate that engages in any acts or practices subject to this Order.

C.	Defendant must submit to the Commission notice of the filing of any bankruptcy petition, insolvency proceeding, or similar proceeding by or against Defendant within 14 days of its filing.

D.	Any submission to the Commission required by this Order to be sworn under penalty of perjury must be true and accurate and comply with 28 U.S.C. § 1746, such as by concluding: “I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on: _____” and supplying the date, signatory’s full name, title (if applicable), and signature.

E.	Unless otherwise directed by a Commission representative in writing, all submissions to the Commission pursuant to this Order must be emailed to DEbrief@ftc.gov or sent by overnight courier (not the U.S. Postal Service) to: Associate Director for Enforcement, Bureau of Consumer Protection, Federal Trade Commission, 600 Pennsylvania Avenue NW, Washington, DC 20580. The subject line must begin: FTC v. Prog Leasing, LLC.

X. RECORDKEEPING

IT IS FURTHER ORDERED that Defendant must create certain records for 10 years after entry of the Order, and retain each such record for 5 years. Specifically, Defendant for any business that Defendant is a majority owner or controls directly or indirectly, must create and retain the following records:

A.	accounting records showing the revenues from all goods or services sold;

B.	personnel records showing, for each person providing services, whether as an employee or otherwise, that person’s: name; addresses; telephone numbers; job title or position; dates of service; and (if applicable) the reason for termination;

C.	records of all consumer complaints concerning the subject matter of the Order and refund requests, whether received directly or indirectly, such as through a third party, and any response;

D.	all records necessary to demonstrate full compliance with each provision of this Order, including all submissions to the Commission;

E.	a copy of each unique advertisement, sales script, or other marketing material;

F.	a copy of each unique application version;

G.	a copy of each unique version of consumer contracts or agreements;

H.	copies of any internal compliance policies and procedures concerning the subject matter of the Order;

I.	copies of any internal compliance reports concerning the subject matter of the Order, including any compliance cases, field examination surveys, and forensic testing results; and

J.	copies of any reports showing the results of any vetting and monitoring, including the vetting and monitoring required by Section III of this Order.

XI. COMPLIANCE MONITORING

IT IS FURTHER ORDERED that, for the purpose of monitoring Defendant’s compliance with this Order, including any failure to transfer any assets as required by this Order:

A.	Within 14 days of receipt of a written request from a representative of the Commission, Defendant must: submit additional compliance reports or other requested information, which must be sworn under penalty of perjury; appear for depositions; and produce documents for inspection and copying. The Commission is also authorized to obtain discovery, without further leave of court, using any of the procedures prescribed by Federal Rules of Civil Procedure 29, 30 (including telephonic depositions), 31, 33, 34, 36, 45, and 69.

B.	For matters concerning this Order, the Commission is authorized to communicate directly with Defendant. Defendant must permit representatives of the Commission to interview any employee or other person affiliated with Defendant who has agreed to such an interview. The person interviewed may have counsel present.

C.	The Commission may use all other lawful means, including posing, through its representatives as consumers, suppliers, or other individuals or entities, to Defendant or any individual or entity affiliated with Defendant, without the necessity of identification or prior notice. Nothing in this Order limits the Commission’s lawful use of compulsory process, pursuant to Sections 9 and 20 of the FTC Act, 15 U.S.C. §§ 49, 57b-1.

XII. RETENTION OF JURISDICTION

IT IS FURTHER ORDERED that this Court retains jurisdiction of this matter for purposes of construction, modification, and enforcement of this Order.

SO ORDERED this 22nd day of April, 2020.

/s/ Honorable J.P. Boulee
UNITED STATES DISTRICT JUDGE

SO STIPULATED AND AGREED:

FOR PLAINTIFF:

/s/ Thomas Widor	Date:	4/20/20
Thomas J. Widor, Esq.
Miya Tandon, Esq.
Samuel Jacobson, Esq.
Brittany Frassetto, Esq.
Federal Trade Commission
600 Pennsylvania Avenue, NW
Mail Drop CC-10232
Washington, DC 20580
Phone: 202-326-3039; 202-326-2351; 202-326-3251; 202-326-2774
Fax: 202-326-3768
Email: twidor@ftc.gov; mtandon@ftc.gov; sjacobson@ftc.gov; bfrassetto@ftc.gov

/s/ Robin Rock	Date:	4/20/20
Robin L. Rock, Esq., GA Bar No. 632529
Federal Trade Commission
225 Peachtree Street, NE, Suite 1500 Atlanta,
GA 30303
Phone: (404) 656-1368
Fax: (404) 656-1379
Email: rrock@ftc.gov

ATTORNEYS FOR PLAINTIFF FEDERAL
TRADE COMMISSION

FOR DEFENDANT:

/s/ Norman Armstrong, Jr.	Date:	1/24/20
Norman Armstrong, Jr., Esq.
King & Spaulding, LLP
1700 Pennsylvania Avenue, NW
Suite 200
Washington, D.C. 20006

COUNSEL FOR DEFENDANT
PROG LEASING, LLC

/s/ Marvin Fentress	Date:	1/24/20
Marvin Fentress
CHIEF COMPLIANCE OFFICER and GENERAL COUNSEL
PROG LEASING, LLC